NEWS FROM

Media Contact:	September 1, 2011
Andy Brimmer or Helen Todd, 205-410-2777

Investor Relations Contact:
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HEALTHSOUTH COMPLETES RETIREMENT OF ITS
10.75% SENIOR NOTES

BIRMINGHAM, Ala. — HealthSouth Corporation (NYSE:HLS) today announced it has completed the retirement of its 10.75% senior notes due in 2016. The call of the remaining approximately $164 million in principal at a price of 105.375% resulted in a cash outlay of approximately $175 million.

“Completing the retirement of the expensive 10.75% senior notes is a significant milestone that enhances our free cash flow and further strengthens our balance sheet,” said Executive Vice President and Chief Financial Officer, Doug Coltharp. “We intend to focus future free cash flow generation on growing our core business and will also assess other potential opportunities.”

“With the completion of the call, approximately $178 million is outstanding on the revolver, and based on the decline in our leverage, the LIBOR spread on our revolver and term loan has been reduced from 2.50 % to 2.25%,” said Senior Vice President and Treasurer, Ed Fay.

As a result of this transaction, the Company expects to report a loss on early extinguishment of debt of approximately $13 million in the third quarter of 2011 and expects interest expense to be approximately $27 million in the third quarter of 2011 and approximately $24 million in the fourth quarter of 2011.

About HealthSouth
HealthSouth is the nation’s largest owner and operator of inpatient rehabilitation hospitals in terms of revenues, number of hospitals, and patients treated and discharged. Operating in 26 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics and home health agencies. HealthSouth’s hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, orthopedic, cardiac and pulmonary conditions, brain and spinal cord injuries, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. HealthSouth's actual results or events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results or events to differ materially from those anticipated include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought against the Company; significant changes in HealthSouth's management team; HealthSouth's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees, and customers; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; general conditions in the economy and capital markets, including changes in market interest rates; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

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